UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida de la Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2020, PharmaCyte Biotech, Inc. (“Company”), announced that it has entered into a Share Subscription Agreement (“Agreement”) for a private placement (“Private Placement”) of its common stock, par value $0.0001 per share (“Common Stock”), with an accredited investor (“Investor”). The Private Placement closed with respect to the Investor on January 21, 2020. As a result of the Private Placement, the Company expects to issue and sell 30,000,000 restricted shares of Common Stock at a price of $0.005 per share (“Purchase Price”) for total expected gross proceeds of $150,000.

The issuance of the Common Stock will be exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and such Common Stock will therefore be restricted. The Investor gave representations that he is an “accredited investor” (as defined under Rule 501 of Regulation D) and that he is purchasing the Common Stock without a present view toward a distribution of the Common Stock. In addition, there was no general solicitation conducted in connection with the offer and sale of the Common Stock.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference in its entirety.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Share Subscription Agreement between the Company and the Investor dated January 17, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2020	PHARMACYTE BIOTECH, INC.

	By:	/s/ Kenneth L. Waggoner
Kenneth L. Waggoner Chief Executive Officer, President and General Counsel

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